UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 _____________________

FORM 8-K

 _____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: December 3, 2013

BITZIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

548 Market Street, San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(866) 824-7881
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

On December 3, 2013 the Registrant filed with the Nevada Secretary of State a Certificate of Designation of 999 shares of Series C Preferred Stock, which had been designated by the Registrant’s Board of Directors as authorized by the Registrant’s Articles of Incorporation. The holders of shares of Series C Preferred Stock will have the following rights:

●	The holder of each share will have the right to cast the number of votes that equals the product obtained by dividing (a) the number of votes that the holders of all voting securities other than Series C Preferred Stock outstanding on the record date for the stockholder action are entitled to cast by (b) nine hundred ninety-eight (998), with the result that all 999 shares of Series C Preferred Stock together will have 50.1% of the voting power of the Registrant.

●	In the event of a liquidation of the Registrant, the holder of each share of Series B Preferred Stock will be entitled to a liquidation preference of $.01.

●	The holder will not participate in any dividend payable to the holders of the common stock on an as-converted basis.

●	On November 29, 2015, each outstanding share of Series C Preferred Stock shall be deemed to have been automatically redeemed by the Corporation. No redemption price shall be payable.

On December 3, 2013 the Board of Directors sold 333 shares of Series C Preferred Stock to each of Gordon McDougall, Marilu Brassington and Hubert Blanchette for a price of $.01 per share. The three shareholders are the members of the Registrant’s Board of Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
3-a	Certificate of Designation of Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITZIO, INC.

Dated: December 9, 2013
	By:	/s/ Gordon McDougall
Gordon McDougall
Chief Executive Officer